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                                                                    EXHIBIT 10.5

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                         ------------------------------
                            ZIFF DAVIS HOLDINGS INC.

                            STOCK PURCHASE AGREEMENT
                         ------------------------------






                           Dated as of August 8, 2002



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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page

SECTION 1.   AUTHORIZATION AND CLOSING; RESTRUCTURING INVESTMENT REDUCTION ..  2

     1A. Authorization of the Purchased Equity Stock ........................  2
     1B. Purchase and Sale of the Purchased Equity ..........................  2
     1C. The Closing; Restructuring Investment Reduction ....................  3

SECTION 2.   CONDITIONS OF THE PURCHASERS' OBLIGATION AT THE CLOSING ........  3

     2A. Representations and Warranties .....................................  3
     2B. Closing Documents ..................................................  3
     2C. Proceedings ........................................................  3
     2D. Compliance with Applicable Laws ....................................  4
     2E. Waiver .............................................................  4

SECTION 3.   CONDITIONS OF THE COMPANY'S OBLIGATION AT THE CLOSING ..........  4

     3A. Representations and Warranties .....................................  4
     3B. No Action ..........................................................  4

SECTION 4.   TRANSFER OF RESTRICTED SECURITIES ..............................  4

     4A. Opinion Delivery ...................................................  4
     4B. Legend .............................................................  4
     4C. Legend Removal .....................................................  5

SECTION 5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..................  5

     5A. Organization, Corporate Power and Licenses .........................  5
     5B. Capital Stock and Related Matters ..................................  5
     5C. Authorization; No Breach ...........................................  6
     5D. Litigation, etc ....................................................  6
     5E. Brokerage ..........................................................  7
     5F. Governmental Consent, etc ..........................................  7
     5G. Investment Company .................................................  7

SECTION 6.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS ...............  7

     6A. Investment Representations .........................................  7
     6B. No Breach ..........................................................  8
     6C. Organization and Limited Partnership Power .........................  8
     6D. Brokerage ..........................................................  8

SECTION 7.   DEFINITIONS ....................................................  8

     7A. Definitions ........................................................  8

SECTION 8.   RIGHT TO EXCHANGE PURCHASED EQUITY .............................  9

     8A. Exchange of Purchased Equity ....................................... 10
     8B. Additional Actions ................................................. 10

SECTION 9.   MISCELLANEOUS .................................................. 10

     9A. Expenses ........................................................... 10
     9B. Indemnification .................................................... 10
     9C. Survival of Representations and Warranties. ........................ 11
     9D. Remedies ........................................................... 11
     9E. Consent to Amendments .............................................. 11
     9F. Successors and Assigns ............................................. 11
     9G. Severability ....................................................... 11
     9H. No Third Party Beneficiaries ....................................... 11
     9I. Counterparts ....................................................... 11
     9J. Descriptive Headings; Interpretation ............................... 11
     9K. Governing Law ...................................................... 12
     9L. Notices ............................................................ 12
     9M. No Strict Construction ............................................. 13

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Exhibits and Schedules
----------------------

Exhibit A - Fifth Amended and Restated Certificate of Incorporation Schedule of Purchasers
Capitalization Schedule

                            STOCK PURCHASE AGREEMENT

     THIS AGREEMENT (this "Agreement") is made as of August 8, 2002, by and among Ziff Davis Holdings Inc., a Delaware corporation (the "Company"), and the purchasers listed on the attached Schedule of Purchasers (the "Purchasers"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 7 hereof.

     The Purchasers are willing to invest an aggregate $3,000,000 in the Company (the "Equity Investment") in the form of purchasing (i) an aggregate of 2,850 shares of the Company's Series B Preferred Stock, par value $.01 per share (the "Series B Preferred"), for an aggregate purchase price of $2,850,000 and (ii) an aggregate of 150 shares of the Company's Series C Convertible Preferred Stock, $.01 par value per share (the "Series C Preferred"), for an aggregate purchase price of $150,000 (such Series B Preferred and Series C Preferred being purchased hereunder being referred to herein as the "Purchased Equity").

     The capital structure of the Company and Ziff Davis Media Inc., the Company's principal operating subsidiary, may be restructured pursuant to the terms and conditions of the Offering Memorandum, Solicitation of Releases, Consents and Acceptances and Disclosure Statement of the Company and Ziff Davis Media Inc. dated June 17, 2002 (the "Exchange Offer") which, among other things, requires the Purchasers to invest $80,000,000 in the Company (the "Restructuring Investment").

     As a condition to the willingness of the Purchasers to make the Equity Investment in the form of Series B Preferred and Series C Preferred, the Purchasers have required that (i) the Company agree to exchange the Purchased Equity for certain securities described in the Exchange Offer and (ii) the Restructuring Investment be reduced dollar for dollar by the aggregate amount of the Equity Investment.

     Pursuant to the Stock Purchase Agreement dated April 30, 2002, by and among the Company and the Purchasers (the "April Stock Purchase Agreement"), the (i) Purchasers previously purchased an aggregate of 2,850 shares of Series B Preferred for an aggregate purchase price of $2,850,000 and an aggregate of 150 shares of the Company's Series C Preferred for an aggregate purchase price of $150,000 (such Series B Preferred and Series C Preferred being referred to herein as the "April Purchased Equity"); (ii) the Company agreed to exchange the April Purchased Equity for certain securities described in the Exchange Offer; and (iii) the Company agreed that the Restructuring Investment would be reduced by $3,000,000.

     Pursuant to the Stock Purchase Agreement dated May 31, 2002, by and among the Company and the Purchasers (the "May Stock Purchase Agreement"), the (i) Purchasers previously purchased an aggregate of 2,945 shares of Series B Preferred for an aggregate purchase price of $2,945,000 and an aggregate of 155 shares of the Company's Series C Preferred for an aggregate purchase price of $155,000 (such Series B Preferred and Series C Preferred being referred to herein as the "May Purchased Equity"); (ii) the Company agreed to exchange the May Purchased Equity for certain securities described in the Exchange Offer; and
(iii) the Company agreed that the Restructuring Investment would be reduced by $3,100,000.

     Pursuant to the Stock Purchase Agreement dated June 28, 2002, by and among the Company and the Purchasers (the "June Stock Purchase Agreement"), the (i) Purchasers previously purchased an aggregate of 3,800 shares of Series B Preferred for an aggregate purchase price of $3,800,000 and an aggregate of 200 shares of the Company's Series C Preferred for an aggregate purchase price of $200,000 (such Series B Preferred and Series C Preferred being referred to herein as the "June Purchased Equity"); (ii) the Company agreed to exchange the June Purchased Equity for certain securities described in the Exchange Offer; and (iii) the Company agreed that the Restructuring Investment would be reduced by $4,000,000.

     The Purchasers and the Company have agreed that, in exchange for the Purchasers foregoing the receipt of $7,368,600 in cash as partial consideration for the Purchasers exchanging their 12% Senior Subordinated Notes due 2010 of Ziff Davis Media Inc., the Restructuring Investment would be reduced by $7,368,600.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


     Section 1. Authorization and Closing; Restructuring Investment Reduction.

     1A. Authorization of the Purchased Equity Stock. Prior to Closing (as defined below), the Company shall authorize the issuance and sale to the Purchasers of the Purchased Equity, having the rights and preferences set forth in the Fifth Restated Certificate of Incorporation of the Company attached hereto as Exhibit B (the "Fifth Charter").

     1B. Purchase and Sale of the Purchased Equity. On the basis of the representations, warranties, covenants and agreements set forth herein, but subject to the terms and conditions set forth herein (including without limitation the condition set forth in Section 1C below and the covenants of the Company set forth in Section 8 below), at the Closing the Company shall sell to the Purchasers and the Purchasers shall purchase from the Company an aggregate of 2,850 shares of Series B Preferred for an aggregate purchase price of $2,850,000 and an aggregate of 150 shares of Series C Preferred for an aggregate purchase price of $150,000. The obligations of each Purchaser shall be several, with each Purchaser obligated only to purchase the number of shares of Purchased Equity set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto.

     1C. The Closing; Restructuring Investment Reduction. The closing of the purchase and sale of the Purchased Equity (the "Closing") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, IL 60601, at 10:00 a.m. on August 8, 2002, or at such other place or on such other date as may be mutually agreeable to the Company and the Purchasers. At the Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Purchased Equity to be purchased by such Purchaser, registered in the Purchaser's or its nominee's name, upon payment of the purchase price thereof by wire transfer of immediately available funds in the amount set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto. Upon payment of the aggregate amount set forth on the Schedule of Purchasers, the Restructuring

Investment will automatically be reduced dollar for dollar by the aggregate amount of the Equity Investment and the Purchasers will only be obligated to fund the Restructuring Investment (as previously reduced by the April Stock Purchase Agreement, the May Stock Purchase Agreement, the June Stock Purchase Agreement and the transactions described in the last recital of this Agreement) as it has been reduced by this Section 1C.


     Section 2. Conditions of the Purchasers' Obligation at the Closing. The obligations of the Purchasers to purchase and pay for the Purchased Equity at the Closing is subject to the satisfaction as of the Closing of the following conditions:

     2A. Representations and Warranties. The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing as though then made.

     2B. Closing Documents. The Company shall have delivered to the Purchaser all of the following documents:

          (1) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the issuance and sale of the Purchased Equity and the consummation of all other transactions contemplated by this Agreement (the "Transactions");

          (2) certified copies of the Fifth Charter and Bylaws, each as in effect at the Closing;

          (3) certificates evidencing the Purchased Equity, issued in the Purchasers' respective names; and

          (4) such other documents relating to the Transactions as the Purchasers or their special counsel may reasonably request.

     2C. Proceedings. All corporate and other proceedings taken or required to be taken by the Company in connection with the Transactions to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers.

     2D. Compliance with Applicable Laws. The purchase of the Purchased Equity by the Purchasers hereunder shall not be prohibited by any applicable law or governmental rule or regulation.

     2E. Waiver. Any condition specified in this Section 2 may be waived if consented to by the Purchasers.


     Section 3. Conditions of the Company's Obligation at the Closing. The obligations of the Company to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions:

     3A. Representations and Warranties. The representations and warranties contained in Section 6 hereof shall be true and correct in all material respects at and as of the Closing as though then made.

     3B. No Action. No action or proceeding before any court or government body will be pending or, to the knowledge of the Company, threatened which, in the reasonable judgment of the Company, makes it inadvisable or undesirable to consummate the transactions contemplated by this Agreement by reason of the probability that the action or proceeding will result in a judgment, decree or order that would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.


     Section 4. Transfer of Restricted Securities.

     4A. Opinion Delivery. In connection with the transfer of any shares of Restricted Stock, upon the request of the Company, the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of shares of Restricted Stock may be effected without registration of such shares under the Securities Act. In addition, if the holder of the shares of Restricted Stock delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such shares shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such shares which do not bear the Securities Act legend set forth in Section 4B. If the Company is not required to deliver new certificates for such shares not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this
Section 4.

     4B. Legend. Each certificate representing shares of Restricted Stock shall be imprinted with a legend in substantially the following form:


         "The securities represented by this certificate were originally issued on _________ __, 2002, and have not been registered under the Securities Act of 1933, as amended or any applicable state securities laws. The transfer of the securities represented by this certificate is subject to the conditions specified in a Stock Purchase Agreement dated as of _________ __, 2002 and an Investor Rights Agreement, dated as of April 5, 2000 as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

     4C. Legend Removal. If any shares of Restricted Stock become eligible for sale pursuant to Rule 144(k), the Company shall, upon the written request of the holder of such Restricted

Securities, remove the legend set forth in Section 4B from the certificates for such Restricted Securities.


     Section 5. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Purchased Equity, the Company hereby represents and warrants to each Purchaser as of date hereof as follows:

     5A. Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement (including, without limitation, the issuance of the Purchased Equity hereunder). The copies of the Company's Fifth Charter and Bylaws which have been furnished to the Purchasers reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

     5B. Capital Stock and Related Matters.

          (1) Immediately prior to the Closing, the authorized capital stock of the Company shall consist of (a) 100,000,000.00 shares of Common Stock, of which 2,361,326.16 shares shall be issued and outstanding; (b) 400,000.00 shares of Series A Preferred, of which 329,127.50 shares shall be issued and outstanding, (c) 142,500.00 shares of Series B Preferred, of which 107,880.57 shares shall be issued and outstanding, (d) 7,500.00 shares of Series C Preferred, of which 5,677.92 shares shall be issued and outstanding, (e) 100,000 shares of Series D Preferred, none of which shall be issued and outstanding, (f) 30,000 shares of Series E Preferred, none of which shall be issued and outstanding and (g) 30,000 shares of Series E-1 Preferred, none of which shall be issued and outstanding. The attached Capitalization Schedule sets forth the ownership of the Company immediately prior to the Closing. As of the Closing, the Company shall not have outstanding (or any commitments to issue) any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except as set forth on the attached Capitalization Schedule or as contemplated by this Agreement or the Exchange Offer. As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to the Executive Stock Agreements and the Investor Rights Agreement or as contemplated by this Agreement or the Exchange Offer. All of the outstanding shares of the Company's capital stock are, and as of the Closing shall be, validly issued, fully paid and nonassessable.

          (2) There are no statutory or, to the Company's actual knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Purchased Equity hereunder or any other capital stock or other securities of the Company, except as set forth in the Investor Rights Agreement. Based upon the representations and warranties of the Purchasers set forth herein, and to the Company's knowledge, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock or other securities, and the offer, sale and issuance of the Purchased Equity hereunder do not require registration under the Securities Act or any applicable state securities laws. To the Company's actual knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Investor Rights Agreement and Executive Stock Agreements. The Company has not granted any registration rights other than under the Investor Rights Agreement.


     5C. Authorization; No Breach. The execution, delivery and performance of this Agreement (including the issuance and delivery of the Purchased Equity hereunder) have been duly and validly authorized by the Company's board of directors. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the offering, sale and issuance of the Purchased Equity hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to,
(iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency or other Person pursuant to, the Fifth Charter or Bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject.

     5D. Litigation, etc. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the Company's actual knowledge, threatened against the Company or pending or threatened by the Company against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement) or otherwise.

     5E. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company.

     5F. Governmental Consent, etc. To the actual knowledge of the Company: (i) no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement, or the consummation by the Company of the Transactions and (ii) no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority was required in connection with the formation of the Company, other than filing with the Delaware Secretary of State.

     5G. Investment Company. The Company is not an "investment company" as defined under the Investment Company Act of 1940, as amended.


     Section 6. Representations and Warranties of the Purchasers. As a material inducement to the Company to enter into this Agreement and to sell the Purchased Equity hereunder, each Purchaser represents and warrants, severally and not jointly, to the Company as of the date hereof as follows:

     6A. Investment Representations.

          (1) Such Purchaser is acquiring the Restricted Stock purchased hereunder for its own account with the present intention of holding such securities for purposes of investment, has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws, was not organized or reorganized for the purpose of purchasing the Restricted Stock purchased hereunder, and conducts other business or holds other investments; provided that nothing contained herein shall prevent such Purchaser and subsequent holders of Restricted Stock from transferring such securities in compliance with the provisions of Section 4 hereof and the Investor Rights Agreement.

          (2) Such Purchaser is an "accredited investor" (as defined under Regulation D under the Securities Act), is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Purchased Equity.

          (3) Such Purchaser is able to bear the economic risk of its investment in the Purchased Equity for an indefinite period of time because the Purchased Equity has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

          (4) Such Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Purchased Equity and has had full access to such other information concerning the Company as it has requested.

          (5) Such Purchaser is a resident of the state indicated in its address as set forth on the Schedule of Purchasers attached hereto.

     6B. No Breach. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by such Purchaser does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Purchaser is a party or any judgment, order or decree to which such Purchaser is subject.

     6C. Organization and Limited Partnership Power. Such Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the state of its formation. Such Purchaser possesses all requisite limited partnership power and authority to carry out the transactions contemplated by this Agreement.

     6D. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon such Purchaser.


     Section 7. Definitions.

     7A. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

     "Common Stock" means the Company's Common Stock, par value $.001 per share.

     "Executive Stock Agreements" means the Executive Stock Agreements entered into by the Company from time to time with certain of its executives.

     "Investor Rights Agreement" means the that certain agreement dated as of April 5, 2000, as amended, by and among the Company and its stockholders.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Restricted Stock" means (i) the Purchased Equity issued hereunder, and
(ii) any preferred stock issued with respect to the Purchased Equity referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Restricted Stock, such shares shall cease to be Restricted Stock when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or
(c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 4B have been delivered by the Company. Whenever any particular securities cease to be Restricted Stock, the holder thereof shall be entitled to receive from the Company, without expense, new shares of like tenor not bearing a Securities Act legend of the character set forth in Section 4B.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

     "Securities and Exchange Commission" means the U.S. Securities and Exchange Commission and includes any governmental body or agency succeeding to the functions thereof.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

     "Series A Preferred" means the Company's Series A Preferred Stock, par value $.01 per share.

     "Series D Preferred" means the Company's Series D Redeemable Preferred Stock, par value $.01 per share.

     "Series E Preferred" means the Company's Series E Preferred Stock, par value $.01 per share.

     "Series E-1 Preferred" means the Company's Series E-1 Preferred Stock, par value $.01 per share.

     "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.


     Section 8. Right to Exchange Purchased Equity.

     8A. Exchange of Purchased Equity. Concurrently with the consummation of the transactions contemplated by the Exchange Offer, the Purchasers shall exchange all, but not less than all, of the Purchased Equity for (i) shares of Series D Preferred (the "Exchange Equity") and (ii) a proportionate amount of the Equity Sponsor Warrants (as defined in the Exchange Offer). The numbers of shares of Exchange Equity that the Purchasers shall receive in exchange for the Purchased Equity shall be the number of shares of Exchange Equity that have an aggregate liquidation value equal to the aggregate liquidation value of the Purchased Equity plus all accumulated and unpaid dividends thereon.

     8B. Additional Actions. The Company shall take all actions necessary (including executing all necessary agreements and instruments and obtaining all necessary third party and stockholder consents) in order to effect promptly any exchange of securities requested by the Purchasers pursuant to this Section 8. The Purchased Equity delivered by the Purchasers in any exchange pursuant to this Section 8 will be deemed to have cash value equal to the aggregate purchase price paid by the Purchasers for such Purchased Equity plus the aggregate amount of accumulated and unpaid dividends thereon through the date of such exchange.

     Section 9. Miscellaneous.


     9A. Expenses. The Company shall pay to the Purchasers, and hold the Purchasers harmless against liability for the payment of, (i) the reasonable fees and expenses of its special counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement (excluding the transactions contemplated by Section 8), which shall be payable at the Closing, (ii) the reasonable fees and expenses of its special counsel arising in connection with the consummation of the transactions contemplated by Section 8 of this Agreement, which shall be payable upon consummation of such transactions, (iii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement or the agreements contemplated hereby (including any agreements under or in respect of Section 8 of this Agreement) and (iv) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement or the agreements contemplated hereby (including any agreements under or in respect of Section 8 of this Agreement).

     9B. Indemnification. The Company hereby covenants and agrees to indemnify and hold harmless the Purchasers, their respective officers, directors, stockholders, partners, affiliates, successors, assigns, agents and other representatives, from and against any and all damages, losses, claims, liabilities, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees), resulting from any material breach of any of the representations, warranties or covenants of the Company under this Agreement.

     9C. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Purchasers or on their behalf, through the first anniversary of the Closing; provided, however, that the representations and warranties contained in Section 5B, Section 5C and Section 5E hereof shall survive the Closing for the applicable statute of limitations, giving effect to any waiver, mitigation or extension thereof.

     9D. Remedies. The Purchasers shall have all rights and remedies set forth in this Agreement, the Investor Rights Agreement, the Fifth Charter and all rights and remedies which the Purchasers have been granted at any time under any other agreement or contract and all of the rights which the Purchasers have under any law. The Purchasers shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     9E. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Purchasers.

     9F. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchasers' benefit as a purchaser or holder of any class of the Company's preferred stock are also for the benefit of, and enforceable by, any subsequent holder of such preferred stock.

     9G. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     9H. No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

     9I. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

     9J. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

     9K. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

     9L. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) upon machine-generated acknowledgment of receipt after transmittal by facsimile if so acknowledged to have been received before 5:00 p.m. on a business day at the location of receipt and otherwise on the next following business day, provided that such notice, demand or other communication is also deposited within 24 hours thereafter with a reputable overnight courier service (charges prepaid) for delivery to the same Person, or (iv) 5 days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Purchasers at the addresses and telecopier numbers indicated on the Schedule of Purchasers attached hereto, and to the Company at the following address and telecopier number:

                  Ziff Davis Holdings Inc.
                  28 East 28th Street
                  New York, NY  10016
                  Telecopy: (212) 503-3550
                  Attention:  Chief Executive Officer

                  with a copy to:

                  Ziff Davis Holdings Inc.
                  28 East 28th Street
                  New York, NY  10016
                  Telecopy: (212) 503-3560
                  Attention:  General Counsel



or to such other address and telecopier number or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     9M. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                                      * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                            ZIFF DAVIS HOLDINGS INC.


                            By:   /s/ Bart W. Catalane
                               -----------------------------------
                            Its:  Chief Operating Officer and
                                  Chief Financial Officer

                            WILLIS STEIN & PARTNERS III, L.P.
                            WILLIS STEIN & PARTNERS DUTCH III-A, L.P.
                            WILLIS STEIN & PARTNERS DUTCH III-B, L.P.
                            WILLIS STEIN & PARTNERS III-C, L.P.

                            By:   Willis Stein & Partners Management III, L.P.
                            Its: General Partner

                            By:   Willis Stein & Partners Management III, L.L.C.
                            Its: General Partner

                            By: /s/ Avy H. Stein
                               -----------------------------------
                            Its:  Member

                                    EXHIBIT A
                           FIFTH AMENDED AND RESTATED
                   CERTIFICATE OF INCORPORATION OF THE COMPANY

See attached.

                             SCHEDULE OF PURCHASERS

----------------------------------------------------------------------------------------
                   HOLDER                    NUMBER OF     NUMBER OF      PURCHASE
                                             SHARES OF     SHARES OF       PRICE TO
                                              SERIES B      SERIES C     BE PAID BY
                                             PREFERRED     PREFERRED       HOLDER
----------------------------------------------------------------------------------------
Willis Stein & Partners III, L.P.             2,666.316    140.3324    $2,806,648.00
c/o Willis Stein & Partners
227 West Monroe Street
Chicago, IL 60606
----------------------------------------------------------------------------------------
Willis Stein & Partners Dutch III-A, L.P.      80.28168    4.225352       $84,507.00
c/o Willis Stein & Partners
227 West Monroe Street
Chicago, IL 60606
----------------------------------------------------------------------------------------
Willis Stein & Partners Dutch III-B, L.P.      80.28168    4.225352       $84,507.00
c/o Willis Stein & Partners
227 West Monroe Street
Chicago, IL 60606
----------------------------------------------------------------------------------------
Willis Stein & Partners III-C, L.P.            23.12114    1.216902       $24,338.00
c/o Willis Stein & Partners
227 West Monroe Street
Chicago, IL 60606
----------------------------------------------------------------------------------------
Total                                          2,850.00      150.00    $3,000,000.00
----------------------------------------------------------------------------------------